UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 6, 2003

STEWART & STEVENSON SERVICES, INC.

(Exact name of registrant as specified in its charter)

Texas

0-8493

74-1051605

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West

Houston, Texas		77008
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (713) 868-7700

Item 7.    Exhibits.

Exhibit 99.1            Stewart & Stevenson Services, Inc. and Subsidiaries Segment Information

Item 9.    Regulation FD Disclosure.

On June 6, 2003, Stewart & Stevenson Services, Inc. is filing the attached Exhibit 99.1 to provide additional information with respect to modifications made to its internal reporting segments, as described below:

•                  The Utilities Equipment business has been removed from the Airline Products segment and identified separately in the newly created Engineered Products Division.

•                  Certain business operations, which were exited in 2002 have been reclassified from the Other Business Activities segment to the Power Products segment.  This business operation consisted primarily of sales of gas compression equipment.

•                  The marketing services and transportation/logistics business units were reclassified from the Power Products segment to the Other Business Activities segment.  These business units provide services to both internal customers and external unaffiliated customers.

•                  Interest Income has been removed from the Other Business Activities segment operating profit/(loss) measurement.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Date: June 6, 2003	By:	/s/ John B. Simmons
	Name:	John B. Simmons
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1                           Stewart & Stevenson Services, Inc. and Subsidiaries Segment Information